Everfront Biotech Holding Company Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

Certificate Number

Shares

PAR VALUE $0.01
ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.01 EACH OF

EVERFRONT BIOTECH HOLDING COMPANY LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.



Corporate
Seal
BRITISH VIRGIN ISLANDS

Ho-Ching Chen
HO-CHING CHEN
Director

Pei Wen Chou
PEI-WEN CHOU
Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112